Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase (this “Agreement”) is made as of June 15, 2010 by and among Lenco Mobile Inc., a Delaware corporation (the “Lenco”), and Rendez-Vous Management Limited (“Rendez-Vous”).  Lenco and Rendez-Vous are sometimes individually referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

A.           Lenco is indebted to Rendez-Vous in the amount of $1,269,000 including all principal and accrued interest (the “Debt”); and

B.           The Parties desire to cancel the Debt in exchange for Lenco issuing shares of Lenco’s common stock, par value $0.001 per share (the “Common Stock”), to Rendez-Vous at the price of $4.00 per share or 317,250 shares (the “Shares”).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained in this Agreement, and intending to be legally bound, the Parties agree as follows:

ARTICLE I
PURCHASE AND SALE OF SECURITIES

1.1  Sale and Issuance of Shares.  Lenco hereby issues and sells to Rendez-Vous and Rendez-Vous hereby purchases from Lenco the Shares in exchange for the cancellation of the Debt.  Upon the issuance of the Shares by Lenco to Rendez-Vous pursuant to this Agreement, all amounts due by Lenco to Rendez-Vous with respect to the Debt are deemed paid in full and cancelled and Rendez-Vous hereby fully releases Lenco from any claim concerning the Debt.

1.2  Stock Certificate.  Lenco shall as soon as practicable after the Closing (as defined below) issue to Rendez-Vous a stock certificate representing the Shares issued in the name of “Rendez-Vous Management Limited” to an address designated by Rendez-Vous.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF RENDEZ-VOUS

Rendez-Vous represents and warrants to Lenco as follows:

2.1  Power and Authority.  Rendez-Vous has the requisite power and authority to enter into and deliver this Agreement and to perform its obligations hereunder.  This Agreement has been duly authorized, executed and delivered by Rendez-Vous and is a valid and binding agreement enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium of similar loans of general applicability relating to or affecting creditors’ rights generally and general principals of equity.

2.2  No Conflict.  No consent, approval, or authorization of or designation, declaration or filing with any third party or any governmental authority is required in connection with the valid execution and delivery of this Agreement.

2.3  Accredited Investor.  Rendez-Vous is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act of 1933 as amended.

2.4  Investment Intent.  Rendez-Vous is purchasing the Shares for Rendez-Vous’s own account and for investment purposes only and has no present intention, agreement or arrangement for the distribution, sale, transfer, assignment, pledge, hypothecation, encumbrance or other disposition, or subdivision of the Shares.  Rendez-Vous does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person with respect to any of the Shares.

2.5  Prior Relationship.  Rendez-Vous has a pre-existing business or personal relationship with Lenco, its directors, officers or agents.  The sale of the Shares has not been accompanied by the publication of any advertisement or by any general solicitation.

2.6  Restricted Shares.  Rendez-Vous understands that the Shares are “restricted securities” as that term is defined in Rule 144 under the Act, and the Shares must be held indefinitely unless they are subsequently registered or qualified under the Securities Act of 1933 and other applicable securities laws or that exemptions from such registration or qualification are available.  The certificate representing the Shares may bear a legend in substantially the form set forth below:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO LENCO.

ARTICLE III
MISCELLANEOUS

3.1  Entire Agreement.  This Agreement is the final, complete and exclusive statement of the agreement of the parties with respect to the subject matter of it and supersedes any prior or contemporaneous agreements, understandings, or course of dealing.

3.2  Applicable Law; Consent to Jurisdiction.  This Agreement and the rights and remedies of each party arising out of or relating to this Agreement (including, without limitation, equitable remedies) shall be solely governed by, interpreted under, and construed and enforced in accordance with the laws (without regard to the conflicts of law principles thereof) of the State of California, as if this Agreement were made, and as if its obligations are to be performed, wholly within the State of California.  Any and all proceedings resulting from or arising out of a controversy or claim relating to this Agreement or the breach thereof, shall be held exclusively in the County of Los Angeles in the State of California, and the parties hereto expressly consent to hold themselves subject to such jurisdiction for the purposes of any and all such proceedings.

3.3  Successors and Assigns.  This Agreement, and the rights and obligations of each of the parties hereunder may not be assigned by Rendez-Vous without the prior written consent of Lenco.  Subject to the foregoing sentence, this Agreement shall inure to the benefit of, and shall be binding upon, the Parties and their successors and assigns.

3.4  Counterparts.  This Agreement may be executed in multiple counterparts and transmitted by facsimile or by electronic mail in “portable document format” (PDF) form, or by any electronic means intended to preserve the original graphic and pictorial appearance of a party's signature.  Each such counterpart and facsimile or PDF signature shall constitute an original, and all of which, when taken together, shall constitute one instrument.

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above.

LENCO MOBILE INC.

By: /s/ Thomas Banks
Name: Thomas Banks
Title: Chief Financial Officer

RENDEZ-VOUS MANAGEMENT LIMITED

By: /s/ Serge Richard /s/ Jean-Gabriel Goyet
Name: Serge Richard & Jean-Gabriel Goyet
Title: Authorized Representatives

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